SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 24, 2008

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, Philadelphia, PA 19103

(Address of principal executive offices) (Zip Code)

(215) 299-6000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01.	Other Events.

On October 27, 2008, FMC Corporation announced that its Board of Directors authorized the repurchase of up to $250 million of the Company’s common stock.

The new $250 million share repurchase program is in addition to the $250 million program that has been active since April 2007. The authorization gives management discretion in determining conditions under which shares may be purchased from time to time. The share repurchase program does not include a specific timetable or price targets and may be suspended or terminated at any time.

A copy of the press release announcing these events is filed as Exhibit 99.1 to this Form 8-K

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated October 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC Corporation

By:	/s/ Thomas C. Deas, Jr.
Thomas C. Deas, Jr. Vice President and Treasurer

Date: October 27, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 27, 2008